UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 12, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
     On July 12, 2006, Atmel Corporation entered into a definitive agreement (the “Purchase Agreement”) to sell Atmel’s Grenoble, France subsidiary, including the manufacturing facility, for $140 million in cash to e2v technologies, PLC, a British corporation.
     The consummation of the sale pursuant to the Purchase Agreement is subject to the approval of e2v technologies’ shareholders and certain governmental approvals, as well as other customary closing conditions.
     The Purchase Agreement also contains other terms and conditions, including possible post-closing adjustments based on Atmel Grenoble’s actual net working capital at closing, agreements to provide transitional services, and indemnification obligations for each of the parties for certain enumerated claims brought after the closing, as well as other customary representations, warranties and covenants.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     A copy of the press release announcing the Purchase Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of July 12, 2006, between e2v technologies SAS and Atmel Paris SAS.

99.1	Press release, dated as of July 13, 2006, entitled “Atmel to Sell its Grenoble, France Subsidiary”.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
(Registrant)

Date: July 13, 2006	By:	/s/ Robert Avery Robert Avery
Vice President Finance & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of July 12, 2006, between e2v technologies SAS and Atmel Paris SAS.

99.1	Press release, dated as of July 13, 2006, entitled “Atmel to Sell its Grenoble, France Subsidiary”.

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